Exhibit 99.1

Actinium Pharmaceuticals Reiterates Previously Announced

Expiration Date of March 2, 2018 at 5:00 PM ET and Amendment to

Pricing Terms of its Rights Offering

-	Pricing of the units has been amended to $0.50 per unit with corresponding amendments to the warrant exercise prices

-	Timing of the offering is expected to be unchanged and the subscription period is expected to end on March 2, 2018 at 5:00 PM ET

-	Record holders will receive their subscription rights certificate by mail and must return the subscription card appended thereto to Broadridge Corporate Issuer Solutions, Inc. by 5:00 PM ET on Friday, March 2, 2018

-	Beneficial owners will receive their beneficial owner election card via their broker, dealer, bank or other nominee, along with instructions on how to exercise their rights, and may have to do so by an earlier deadline that is determined by their broker, dealer, bank or other nominee

NEW YORK, NY – February 26, 2018 – Actinium Pharmaceuticals, Inc. (NYSE American: ATNM) (“Actinium” or “the Company”), announced today that it has amended the pricing terms of its previously announced rights offering. Under the amended rights offering terms, Actinium would distribute non-transferable subscription rights to purchase 50,000,000 units at a subscription price per unit of $0.50, to its stockholders and certain participating warrant holders on the record date. The subscription rights will be exercisable for up to an aggregate of $25.0 million of units, subject to increase at the discretion of the Company, with aggregate participation to be allocated among holders on a pro rata basis if in excess of that threshold.

Each unit will consist of one share of common stock, 0.25 series A warrants and 0.75 series B warrants. The series A warrants will have a term of 12 months from the date of issuance and will have a reduced exercise price of $0.60, under the amended rights offering terms. The series B warrants will have a term of 30 months from the date of issuance and will have a reduced exercise price of $0.70, under the amended rights offering terms.

Holders who fully exercise their basic subscription rights will be entitled, if available, to subscribe for an additional amount of units that are not purchased by other holders, on a pro rata basis and subject to the $25.0 million aggregate offering threshold and other ownership limitations. The subscription rights are non-transferrable and may only be exercised during the anticipated subscription period of Thursday, February 15, 2018 through 5:00 PM ET on Friday, March 2, 2018, unless extended.

Stockholders of record, participating warrant holders of record and other beneficial owners of common stock as of the rights offering record date of February 14, 2018 will be receiving notification and subscription documentation. Stockholders of record and participating warrant holders will receive their subscription rights certificate by mail, and those wishing to participate in the rights offering must complete their subscription card and return it to Broadridge along with payment. The subscription rights certificate can also be accessed via Actinium’s Form 8-K, which was filed on February 26, 2018:

Exhibit 4.1 to the accompanying Form 8-K

All record holders of rights that wish to participate in the rights offering must deliver a properly completed and signed subscription card, in the form attached to the subscription rights certificate, together with payment of the subscription price for both basic subscription rights and any over subscription privilege election for delivery no later than 5:00 PM Eastern Time on March 2, 2018 to the Subscription Agent:

By mail:

Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, New York 11717-0693

(855) 793-5068 (toll free)

By hand or overnight courier:

Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, New York 11717

(855) 793-5068 (toll free)

Beneficial owners will receive their beneficial owner election card via their broker, dealer, bank or other nominee along with instructions. If exercising subscription rights through a broker, dealer, bank or other nominee, rights holders should promptly contact their nominee and submit subscription documents and payment for the units subscribed for in accordance with the instructions and within the time period provided by such nominee. The broker, dealer, bank or other nominee may establish a deadline before March 2, 2018, by which instructions to exercise subscription rights, along with the required subscription payment, must be received. The beneficial owner election card can also be accessed via Actinium’s Form 8-K, which was filed on February 26, 2018:

Exhibit 99.2 to the accompanying Form 8-K

For questions about the rights offering or requests for copies of the prospectus, please contact Broadridge Corporate Issuer Solutions, Inc., the Information Agent for the rights offering, at (855) 793-5068 (TOLL FREE) or Maxim Group LLC, at (212) 895-3745 or syndicate@maximgrp.com.

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For questions for the Company, information or requests for materials, please contact:

Steve O’Loughlin

Principal Financial Officer

Actinium Pharmaceuticals, Inc.

Email: soloughlin@actiniumpharma.com

Phone: (646) 677-3875

As a result of the foregoing revisions to the pricing terms of the rights offering, any holders of subscription rights who have already exercised their subscription rights at the original subscription price of $0.70 per unit, or who submit election forms referencing the original subscription price of $0.70 per unit, will be considered to have exercised their subscription rights at the revised subscription price of $0.50 per unit and will receive the appropriate number of shares of common stock, series A warrants and series B warrants as if such holder had subscribed at the revised subscription price of $0.50 per unit.

Actinium intends to use the proceeds from the rights offering to complete its ongoing pivotal, Phase 3 SIERRA trial for its lead product candidate Iomab-B, generate topline results and support the filing of a BLA application with the U.S. Food and Drug Administration (FDA), all of which are anticipated to cost an aggregate of approximately $12 to $15 million. Iomab-B is a first in class therapy being developed for myeloablation and conditioning of the bone marrow prior to a bone marrow transplant for patients with relapsed or refractory acute myeloid leukemia (AML) age 55 and older. The SIERRA trial is randomized and controlled 150-patient trial that is currently active at 15 clinical trial sites in the United States. Actinium’s CD33 program is currently comprised of an ongoing Phase 2 clinical trial for Actimab-A and Phase 1 trial for Actimab-M which are expected to generate top line results in 2018 as well as a planned Phase 2 trial for Actimab-MDS. The Company intends to partner the CD33 program and believes that data from these trials as well as the Actimab-MDS trial will support this strategy and establish its program as the industry leader. Consequently, the Company may elect to use any additional proceeds above $15 million to fund proof-of-concept of its planned Phase 2 Actimab-MDS trial from the CD33 Program, if appropriate, as it believes this can further support its partnering strategy for the CD33 program. Actinium will also use the proceeds to support its AWE Technology Platform, research and development and general working capital needs.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A registration statement on Form S-3 relating to these securities has been filed by the Company with the SEC. The rights offering will only be made by means of a prospectus. A preliminary prospectus relating to and describing the proposed terms of the rights offering has been filed with the SEC as a part of the registration statement and is available on the SEC’s web site.

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About Actinium Pharmaceuticals, Inc.

Actinium Pharmaceuticals Inc. is a clinical-stage biopharmaceutical company focused on developing and commercializing targeted therapies for potentially superior myeloablation and conditioning of the bone marrow prior to a bone marrow transplant and for the targeting and killing of cancer cells. Our targeted therapies have demonstrated the potential to result in significantly improved access to bone marrow transplant with better outcomes, namely increased marrow engraftment and survival. Our targeted therapies are ARC’s or Antibody Radio-Conjugates that combine the targeting ability of monoclonal antibodies with the cell killing ability of radioisotopes. Three of our four ARC drug candidates are based on our AWE or Actinium Warhead Enabling Technology Platform that utilizes the isotope Actinium-225 (Ac225) that emits alpha particles. We are currently conducting clinical trials for our four product candidates; Iomab-B, Actimab-A Actimab-M and Actimab-MDS, as well as performing research on other potential drug candidates utilizing our proprietary AWE Technology Platform. Our most advanced product candidate, Iomab-B, an ARC developed by the Fred Hutchinson Cancer Research Center, is comprised of an anti-CD45 monoclonal antibody labeled with iodine-131. We are currently conducting a pivotal Phase 3 trial of Iomab-B for myeloablation and conditioning of the bone marrow prior to a bone marrow transplant for patients with relapsed or refractory acute myeloid leukemia (AML) age 55 and older. A bone marrow transplant is a potentially curative treatment for patients with AML and other blood cancers including leukemias, lymphomas and multiple myeloma as well as certain blood disorders. Iomab-B has been tested in several of these other cancers with over five hundred patients treated in several Phase 1 and 2 trials with promising results. Upon successful completion of our Phase 3 clinical trial for Iomab-B we intend to submit this candidate for marketing approval in the U.S. and European Union where it has been designated as an Orphan Drug. We are also developing a potentially best in class CD33 program using an ARC comprised of the anti-CD33 monoclonal antibody lintuzumab labeled with the alpha-particle emitter actinium-225. Our most advanced CD33 program candidate, Actimab-A, is currently in a Phase 2 clinical trial for patients advanced over the age of 60 who are newly diagnosed with AML and ineligible for standard induction chemotherapy. Actimab-A also has Orphan Drug designation in the US and EU. Actimab-M, our second CD33 targeting ARC, is being studied in a Phase 1 trial for patients with refractory multiple myeloma. Actinium is also planning a Phase 2 trial for Actimab-MDS, our third CD33 program candidate, as a conditioning regimen prior to a bone marrow transplant for patients with MDS that have a p53 genetic mutation. Our AWE or Actinium Warhead Enabling Technology Platform, originally developed in conjunction with Memorial Sloan Kettering Cancer Center, is focused on leveraging Actinium’s know how and intellectual property to create additional ARC drug candidates by labeling Ac225 to targeting moieties that we will either progress in clinical trials ourselves or out-license.

More information is available at www.actiniumpharma.com and our Twitter feed @ActiniumPharma, www.twitter.com/actiniumpharma.

Forward-Looking Statements for Actinium Pharmaceuticals, Inc.

This press release may contain projections or other “forward-looking statements” within the meaning of the “safe-harbor” provisions of the private securities litigation reform act of 1995 regarding future events or the future financial performance of the Company which the Company undertakes no obligation to update. These statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with preliminary study results varying from final results, estimates of potential markets for drugs under development, clinical trials, actions by the FDA and other governmental agencies, regulatory clearances, responses to regulatory matters, the market demand for and acceptance of Actinium’s products and services, performance of clinical research organizations and other risks detailed from time to time in Actinium’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its most recent annual report on form 10-K, subsequent quarterly reports on Forms 10-Q and Forms 8-K, each as amended and supplemented from time to time.

Contact:

Actinium Pharmaceuticals, Inc.

Steve O’Loughlin
Vice President, Finance and Corporate Development
soloughlin@actiniumpharma.com

Investor Relations

Marek Ciszewski, J.D.

949.574.3860

ATNM@liolios.com

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